Exhibit 5.1

ROBINSON BRADSHAW & HINSON

April 3, 2008

First Bancorp
341 North Main Street
Troy, North Carolina 27371-0508

Re:	Registration Statement on Form S-8 for First Bancorp

Ladies and Gentlemen:

We have served as counsel to First Bancorp, a North Carolina corporation (the “Company”) in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to up to 1,180,250 shares of the Company’s common stock, no par value per share (the “Shares”) that may be issued by the Company pursuant to the First Bancorp 2007 Equity Plan (the “Plan”).  The Registration Statement also registers an indeterminate number of additional shares that may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock.  You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined the Plan, the Registration Statement, the Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and (v) the taking of all required corporation action in relation to the Plan.  We have also assumed that the Company and those persons purchasing Shares or receiving rights to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges that have jurisdiction, will be effected in accordance with their respective requirements and that approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of the Shares.

Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).  In addition, the opinions expressed herein are conditioned upon the Registration Statement becoming effective under the Securities Act of 1933, as amended, and the Company’s Articles of Incorporation (as amended) and Amended and Restated Bylaws not being further amended prior to the

Attorneys at Law

101 North Tryon Street, Suite 1900, Charlotte, NC 28246

Charlotte, NC      Chapel Hill, NC      Rock Hill, SC

www.rbh.com

ROBINSON BRADSHAW & HINSON

First Bancorp
April 3, 2008

_____________________________

issuance or sale of any of the Shares.

This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and pursuant to the Securities Act of 1933, as amended (the “Act”) and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Robinson, Bradshaw & Hinson, P.A.

ROBINSON, BRADSHAW & HINSON, P.A.